      As filed with the Securities and Exchange Commission on June 1, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               i3 MOBILE, INC.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
          ----------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                  51-0335359
          ----------------------------------------------------------
                     (I.R.S. Employer Identification No.)

              181 HARBOR DRIVE, THIRD FLOOR, STAMFORD, CT 06902
              -------------------------------------------------
         (Address of Principal Executive Offices, including zip code)

        I3 MOBILE, INC. AMENDED 2000 STOCK INCENTIVE PLAN (THE "PLAN")
        --------------------------------------------------------------
                            (Full Title of the Plan)

              John A. Lack                                  COPY TO:
 President and Chief Executive Officer             Michael Hirschberg, Esq.
            i3 Mobile, Inc.                    Piper Marbury Rudnick & Wolfe LLP
     181 Harbor Drive, Third Floor                1251 Avenue of the Americas
           Stamford, CT 06902                         New York, NY 10020
             (203) 428-3000                             (212) 835-6000
--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                            PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
                       REGISTERED(1)(2)         SHARE(3)                 PRICE(3)              FEE(3)
--------------------------------------------------------------------------------------------------------

 Common Stock,              1,615,645            $4.05              $6,545,267            $1,636
$0.01 par value
---------------------------------------------------------------------------------------------------------

(1) An aggregate of 2,865,645 shares of Common Stock may be offered or issued pursuant to the Plan, 1,250,000 of which were previously registered on Form S-8 (File No. 333-35624) and 1,615,645 of which are registered on this Form S-8.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3) Estimated pursuant to Rules 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 25, 2001 (which range from $2.35 to $2.79 per share) for 388,435 shares not yet subject to options and (b) the actual exercise price for 1,227,210 shares subjec to options (which range from $0.75 to $8.00). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

                           INCORPORATION BY REFERENCE

         In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by i3 Mobile, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-35624), with respect to securities offered pursuant to the Company's 1995 Stock Incentive Plan and 2000 Stock Incentive Plan, is hereby incorporated by reference.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                    EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

4.1 Certificate of Amendment to Restated Certificate of Incorporation of the 4.1 Company as of May 23, 2001*

4.2 Restated Certificate of Incorporation of the Company, as amended as of November 19, 2000 (A)

4.3 Amended and Restated Bylaws of the Company as amended as of November 19, 2000 (B)

4.4      i3 Mobile, Inc. Amended 2000 Stock Incentive Plan (C)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP as to the legality of the securities being registered*

23.1     Consent of PricewaterhouseCoopers LLP*

23.2 Consent of Piper Marbury Rudnick & Wolfe LLP (included in Exhibit 5.1 hereto)*

24.1 Power of Attorney (included on signature pages of this Registration Statement)*

(A) Incorporated by reference to Exhibits 3.1 through 3.6 to the Company's Registration Statement on Form S-1, No. 333-94191, declared effective by the Securities and Exchange Commission on April 6, 2000.

(B) Incorporated by reference to Exhibit 3.7 to the Company's Annual Report on Form 10-K, filed March 29, 2001.

(C) Incorporated by reference to Appendix C of the Company's Definitive Proxy Statement on Form 14A, filed April 18, 2001.

*Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 23rd day of May, 2001.

                                 i3 MOBILE, INC.


                                 By:     /S/ JOHN A. LACK
                                    -------------------------------------------
                                          John A. Lack
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John
A. Lack his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                     TITLE                                DATE
---------                     -----                                -----


/S/ JOHN A. LACK              President, Chief Executive Officer   May 23, 2001
-------------------------     and Director
John A. Lack


/S/ MICHAEL P. NEUSCHELER     Vice President and Chief Financial   May 23, 2001
-------------------------     Officer
Michael P. Neuscheler


/S/ STEPHEN G. MALONEY        Chairman of the Board, Chief         May 23, 2001
-------------------------     Strategist and Director
Stephen G. Maloney


/S/ ROBERT M. UNNOLD          Vice Chairman of the Board and       May 23, 2001
-------------------------     Director
Robert M. Unnold

/S/ W. PETER DANIELS          Director                             May 23, 2001
-------------------------
W. Peter Daniels

/S/ MATTHEW J. STOVER         Director                             May 23, 2001
-------------------------
Matthew J. Stover

/S/ JAMES A. JOHNSON          Director                             May 23, 2001
-------------------------
James A. Johnson

/S/ J. WILLIAM GRIMES         Director                             May 23, 2001
-------------------------
J. William Grimes

/S/ DONALD OHLMEYER           Director                             May 23, 2001
-------------------------
Donald Ohlmeyer